UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

Zeta Global Holdings Corp.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ZETA GLOBAL HOLDINGS CORP.
3 Park Ave. 33rd Floor
New York, NY 10016

NOTICE & PROXY STATEMENT

2025 Annual Meeting of Stockholders

June 9, 2025

2:00 p.m. (Eastern time)

April 30, 2025

To Our Stockholders:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Zeta Global Holdings Corp. at 2:00 p.m. Eastern time, on Monday, June 9, 2025 at the offices of Latham & Watkins LLP, 1271 Avenue of the Americas, New York, NY 10020.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section called “Who can attend the Annual Meeting?” on page 4 of the proxy statement for more information about how to attend the meeting.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the proxy card in the enclosed return envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy. In such case, your previously submitted proxy will be disregarded.

Thank you for your support.

Sincerely,

David Steinberg

Chief Executive Officer and Co-Founder

ZETA GLOBAL HOLDINGS CORP.
3 Park Ave. 33rd Floor
New York, NY 10016

Notice of Annual Meeting of Stockholders

TO BE HELD ON MONDAY, JUNE 9, 2025

The Annual Meeting of Stockholders (the “Annual Meeting”) of Zeta Global Holdings Corp., a Delaware corporation (the “Company”), will be held at 2:00 p.m. Eastern time on Monday, June 9, 2025 at the offices of Latham & Watkins LLP, 1271 Avenue of the Americas, New York, NY 10020. The Annual Meeting will be held for the following purposes:

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To elect Jené Elzie and William Royan as Class I directors to serve until the 2028 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;
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To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
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To approve, on an advisory (non-binding) basis, the compensation of our named executive officers; and
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To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of our common stock as of the close of business on April 17, 2025 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. The Annual Meeting may be continued, postponed or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors,

/s/ Steven Vine

Steven Vine
General Counsel and Secretary

New York, NY
April 30, 2025

i

ZETA GLOBAL HOLDINGS CORP.
3 Park Ave. 33rd Floor
New York, NY 10016

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Zeta Global Holdings Corp. (the “Company”) of proxies to be voted at our Annual Meeting of Stockholders to be held on Monday, June 9, 2025 (the “Annual Meeting”), at 2:00 p.m. Eastern time, and at any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of shares of our Class A common stock, par value $0.001 per share (the “Class A Stock”), and our Class B common stock, par value $0.001 per share (the “Class B Stock,” and together with the Class A Stock, the “Common Stock”), as of the close of business on April 17, 2025 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were 212,187,970 shares of Class A Stock and 24,095,071 shares of Class B Stock outstanding and entitled to vote at the Annual Meeting. Each share of Class A Stock is entitled to one vote per share and each share of Class B Stock is entitled to 10 votes per share on any matter presented to stockholders at the Annual Meeting. The holders of Class A Stock and Class B Stock will vote together as a single class on all matters to be presented to stockholders at the Annual Meeting.

On or about April 30, 2025, we will begin to mail to our stockholders as of the close of business on the Record Date a full set of proxy materials (including the notice of annual meeting of stockholders, this proxy statement, the 2024 annual report and the proxy card) or a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2024 (the “2024 Annual Report”) and vote online.

In this proxy statement, “Zeta”, “Company”, “we”, “us”, and “our” refer to Zeta Global Holdings Corp.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MONDAY, June 9, 2025

This Proxy Statement and our 2024 Annual Report to Stockholders are available at www.edocumentview.com/ZETA

Proposals

At the Annual Meeting, our stockholders will be asked:

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To elect Jené Elzie and William Royan as Class I directors to serve until the 2028 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;
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To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
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To approve, on an advisory (non-binding) basis, the compensation of our named executive officers; and
•
To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Recommendations of the Board

The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted by the proxies in accordance with the recommendations of the Board, and the Board recommends that you vote:

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FOR the election of Jené Elzie and William Royan as Class I directors to serve until the 2028 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;
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FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
•
FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Information About This Proxy Statement

Why you received this proxy statement. You are viewing or have received these proxy materials because the Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Zeta is making this proxy statement and its 2024 Annual Report available to its stockholders electronically via the Internet. On or about April 30, 2025, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2024 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2024 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet or phone, or how to request a paper proxy card. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained in the Internet Notice.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notice of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or single set of the proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

To take advantage of this opportunity, we have delivered only one copy of the Internet Notice and, if applicable, one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate set of proxy materials, as requested, to any stockholder at a shared address to which a single set of those documents was delivered. If you prefer to receive separate copies of the proxy materials, please submit your request by writing to: Zeta Global Holdings Corp., Attn: Secretary, 3 Park Ave, 33rd Floor, New York, NY 10016 or by or by calling our Secretary at (212) 967-5055.

This year, a number of brokers with account holders who are our stockholders will likely be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials or single set of the proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials or full set of proxy materials, please notify your broker. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials or the full set of proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.

QUESTIONS AND ANSWERS ABOUT THE 2025 Annual Meeting OF STOCKHOLDERS

Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is April 17, 2025. You will be entitled to vote at the Annual Meeting only if you were a holder of record of Class A Stock or Class B Stock at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Class A Stock is entitled to one vote per share and each outstanding share of Class B Stock is entitled to 10 votes per share on all matters presented at the Annual Meeting. The holders of Class A Stock and Class B Stock will vote together as a single class on all matters presented to stockholders at the Annual Meeting. On the Record Date, there were 212,187,970 shares of Class A Stock and 24,095,071 shares of Class B Stock outstanding and entitled to vote at the Annual Meeting, representing 46.8% and 53.2% voting power of our Common Stock, respectively.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares in person at the Annual Meeting, unless you obtain a legal proxy from your bank or brokerage firm.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting in person or by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

Who can attend the Annual Meeting?

You may attend the Annual Meeting only if you are a Zeta stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. If you plan to attend the Annual Meeting, you must email the Company’s investor relations staff at ir@zetaglobal.com no later than 5:00 p.m. Eastern time on June 6, 2025 to have your name placed on the attendance list. In order to be admitted into the Annual Meeting, your name must appear on the attendance list and you must present government-issued photo identification (such as a driver’s license). If your bank or broker holds your shares in street name, you will also be required to present proof of beneficial ownership of our Common Stock on the Record Date, such as the Internet Notice you received from your bank or broker, a bank or brokerage statement, or a letter from your bank or broker showing that you owned shares of our Common Stock at the close of business on the Record Date.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, then either the Chairperson of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the meeting, present in person or by proxy, is authorized by our Amended and Restated Bylaws to recess or adjourn the meeting. At any recessed or adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote:

•
by Internet—You can vote over the Internet at www.investorvote.com/ZETA by following the instructions on the Internet Notice or proxy card;
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by Telephone—You can vote by telephone by calling 1-800-652-8683 and following the instructions on the Internet Notice or proxy card;
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by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or
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At the Annual Meeting— You can vote in person at the Annual Meeting at the offices of Latham & Watkins LLP, 1271 Avenue of the Americas, New York, NY 10020 on June 9, 2025 at 2:00 p.m. Eastern time.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern time, on June 8, 2025. To vote via the Internet or telephone, you will need the control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Whether or not you expect to attend the Annual Meeting, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares.

Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares in person at the Annual Meeting, you should contact your bank or broker to obtain a legal proxy and bring it to the Annual Meeting in order to vote.

Can I change my vote after I submit my proxy?

Yes.

If you are a stockholder of record, you may revoke your proxy and change your vote:

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by submitting a duly executed proxy bearing a later date;
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by granting a subsequent proxy through the Internet or telephone;
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by giving written notice of revocation to the Secretary of Zeta at our offices at 3 Park Ave, 33rd Floor, New York, NY 10016 prior to the Annual Meeting; or
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by voting at the Annual Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you vote in person at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote in person at the Annual Meeting by obtaining a legal proxy from your bank or broker and submitting the legal proxy along with your ballot.

Who will count the votes?

A representative of Computershare, our inspector of election, will tabulate and certify the votes.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Will there be a question and answer session during the Annual Meeting?

As part of the Annual Meeting, we will hold a Q&A session, during which we intend to answer questions that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that attend the Annual Meeting will be permitted to ask questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

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irrelevant to the business of the Company or to the business of the Annual Meeting;
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related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;
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related to any pending, threatened or ongoing litigation;
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related to personal grievances or in furtherance of the stockholder’s personal or business interests;
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derogatory references to individuals or that are otherwise in bad taste;
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substantially repetitious of questions already made by another stockholder;
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in excess of the two question limit; or
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out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chairperson of the Annual Meeting or Secretary in their reasonable judgment.

How many votes are required for the approval of the proposals to be voted upon and how will withholds, abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	A plurality of the votes cast. This means that the two (2) nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I directors.	Votes withheld and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal, however they would have no effect under the applicable voting standard.
Proposal 3: Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers	The affirmative vote of the holders of a majority in voting power of the votes cast.	Abstentions and broker non-votes will have no effect.

What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the two other proposals to be voted on at the Annual Meeting, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors and abstentions have no effect on the ratification of the appointment of Deloitte & Touche LLP or the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors and the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting, and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC within four business days of the date of the Annual Meeting.

PROPOSALS TO BE VOTED ON

Proposal 1: Election of Directors

At the Annual Meeting, two (2) Class I directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2028 and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal.

Our current Class I Directors are Jené Elzie and William Royan. The Board has nominated each of our Class I incumbent directors to serve as Class I directors until the 2028 Annual Meeting. We currently have eight (8) directors on our Board.

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the two (2) nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

In accordance with our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, our Board is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to the directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election. The current class structure is as follows: Class I, whose current term will expire at the Annual Meeting, and, if elected at the Annual Meeting, whose subsequent term will expire at the 2028 Annual Meeting of Stockholders; Class II, whose term will expire at the 2026 Annual Meeting of Stockholders; and Class III, whose term will expire at the 2027 Annual Meeting of Stockholders. The current Class I Directors are Jené Elzie and William Royan; the current Class II Directors are William Landman, Robert Niehaus and Jeanine Silberblatt; and the current Class III Directors are David Steinberg, John Sculley and Imran Khan.

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that, subject to the rights of holders of any series of preferred stock, the authorized number of directors may be changed from time to time by the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Prior to the date as of which the holders of Class B Stock no longer hold at least a majority of the voting power of the outstanding shares of Common Stock (the “Sunset Date”), and subject to the rights of the holders of any series of preferred stock then outstanding in respect of preferred stock directors, any director or the entire Board may only be removed with or without cause by the affirmative vote of the holders of a majority in voting power of our Common Stock then entitled to vote at an election of directors. After the Sunset Date, any director or the entire Board may be removed only for cause and only by the affirmative vote of the holders of a majority in voting power of our Common Stock then entitled to vote at an election of directors.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented by the proxy for the election as Class I directors the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event that either of Jené Elzie and William Royan should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board, or the Board may elect to reduce its size. The Board has no reason to believe that either of the director nominees will be unable to serve if elected. Each of the director nominees has consented to being named in this proxy statement and to serve if elected.

Vote Required

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the two (2) nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board of Directors

The Board unanimously recommends a vote FOR the election of each of the below Class I director nominees.

Nominees For Class I Director (terms to expire at the 2028 Annual Meeting)

The nominees for election to the Board as Class I Directors are as follows:

Name	Age	Served as a Director Since	Position with Zeta
Jené Elzie	51	2021	Director
William Royan	56	2017	Director

The principal occupations and business experience, for at least the past five years, of each Class I Director nominee for election at the Annual Meeting are as follows:

Jené Elzie

Jené Elzie has served on our Board since 2021. She has over three decades of experience as a sports and entertainment executive, having worked for and with some of the most respected global brands in the industry, including NBA, Golf Channel, Comcast/NBCUniversal, and Fox Sports. She is the Chief Marketing Officer at Dunes Point Capital, a private equity firm, where she has worked since 2023. From 2018 to 2022, Ms. Elzie served as Chief Growth Officer for Athletes First Partners, a sports marketing agency representing sports properties, including the National Basketball Players Association, the National Basketball Retired Players Association, and the US Olympic & Paralympic Committee. She also serves on the board of Invited (ClubCorp). From 2013 to 2018, she served as Vice President, International Marketing at the National Basketball Association. Ms. Elzie holds a bachelor’s degree in economics and a master’s degree in sociology, both from Stanford University.

We believe Ms. Elzie is qualified to serve on our Board because of her extensive experience as an executive in the marketing, sports and entertainment industries.

William Royan

William Royan has served on our Board since 2017. He is a Founding Partner of Markets Infrastructure Partners, a specialist alternative asset manager dedicated to investments in the global financial markets infrastructure sector (including trading platforms, post-trade, data services and payments, and asset and wealth management). Mr. Royan is also the Founding Partner and Chair of the Investment Committee of GPI Capital, a growth-oriented and structured equity alternative investment firm. Previously, he was a Global Managing Partner and Chief Investment Officer of a predecessor group at BTG Pactual, the global financial services firm. Mr. Royan was also Head of Relationship Investing at Ontario Teachers’ Pension Plan. He has been a director of numerous public and private companies, including the TMX Group (which operates the Toronto Stock Exchange and other market exchanges, where he chaired its Governance Committee) and BTG Pactual (which offers investment banking, asset and wealth management services). He is currently also a director of Sun Hung Kai (a Hong Kong-based financial institution focused on alternative investments and wealth management). Mr. Royan holds a Bachelor of Commerce from the University of Calgary and an MBA from the University of Chicago.

We believe Mr. Royan is qualified to serve on our Board because of his background in financial services.

Continuing members of the Board of Directors:

Class II Directors (terms to expire at the 2026 Annual Meeting)

The current members of the Board who are Class II Directors are as follows:

Name	Age	Served as a Director Since	Position with Zeta
William Landman	72	2008	Director
Robert Niehaus	69	2012	Director
Jeanine Silberblatt	47	2022	Director

William Landman

William Landman has served on our Board since 2008. Mr. Landman is the Co-founder and Managing Principal of MainLine Investment Partners, LLC, where he directs the investment activities, management and strategic initiatives of the company and its affiliates, MainLine Private Wealth and Merion Realty Partners. Since 1987, Mr. Landman has also been a Principal and Senior Managing Director of CMS Companies, an alternative investments firm. Further, he is a Senior Advisor at Renovus Capital, an education-oriented small business investment company, and is a Principal and Manager of Merion Residential, a real estate management company. He holds a BA from the University of Pittsburgh and a JD from the University of Pittsburgh School of Law.

We believe that Mr. Landman is qualified to serve on our Board due to his longstanding experience in investment and company management.

Robert Niehaus

Robert Niehaus has served on our Board since 2012 and has over 30 years of experience in investment and private equity. Mr. Niehaus is the Founder and Co-Managing Partner of GCP Capital Partners LLC (“GCP”) and previously served as Chairman of GCP and its predecessor business Greenhill Capital Partners and their respective Investment Committees since 2000. In addition, Mr. Niehaus is Chairman of Iridium Communications Inc., a satellite communications company, and previously served as a Director for Heartland Payment Systems, a payments technology business. He holds a BA in international affairs from Princeton University and an MBA from Harvard Business School.

We believe Mr. Niehaus is qualified to serve on our Board due to his extensive corporate governance and investment strategy experience.

Jeanine Silberblatt

Jeanine Silberblatt has served on our Board since 2022. She is a corporate board director, advisor, and investor with over 20 years of experience across retail, tech and finance. Her background spans omnichannel retailers, direct-to-consumer brands, AI-enabled startups and financial services firms, including Williams-Sonoma, Reformation, Sears Holdings and UBS. She is currently the Founding Principal at JBS Advisory, where she leads B2B and B2C client engagements that leverage her expertise and relationships across the marketing ecosystem. From 2020 to 2023, she was Vice President - eCommerce & Digital Marketing at Pottery Barn Teen at Williams-Sonoma Inc. Prior to that, from 2017 to 2020, she was Vice President/General Manager, Merchandising & Brand Partnerships at Stockwell AI, a retail tech startup. Ms. Silberblatt also serves on the Board of Fashion Incubator San Francisco (FiSF), a non-profit incubator committed to empowering ethically and sustainably minded designers on their path to becoming thriving global businesses. Prior to her roles in retail and tech, Ms. Silberblatt started her career in finance as a fund of funds analyst. Ms. Silberblatt holds a Bachelor of Science from Delaware State University and an MBA from Harvard Business School.

We believe Ms. Silberblatt is qualified to serve on our Board due to her experience as an executive in marketing.

Class III Directors (terms to expire at the 2027 Annual Meeting)

The current members of the Board who are Class III Directors are as follows:

Name	Age	Served as a Director Since	Position with Zeta
David Steinberg	55	2007	Chairman and Chief Executive Officer
John Sculley	86	2008	Director (Vice Chairman)
Imran Khan	47	2024	Director

David Steinberg

David Steinberg has been a member of our Board since 2007 and is the Co-founder, Chairman and Chief Executive Officer of Zeta. Mr. Steinberg is also Chairman of CAIVIS Investment Company, Kica Investments and On Demand Pharmaceuticals. Previously, he was the founder and Chief Executive Officer of InPhonic, a seller of wireless phones and communications products and services. Prior to that he was the Chairman and Chief Executive Officer of Sterling Cellular. He holds a BA in Economics from Washington & Jefferson College.

We believe that Mr. Steinberg is qualified to serve on our Board due to his marketing and entrepreneurial background.

John Sculley

John Sculley has served on our Board since 2008 and is the Co-founder and Vice Chairman of Zeta. Since leaving his role of CEO at Apple Computer, Inc. in 1993, Mr. Sculley has focused on investing in early-stage companies as a venture capitalist and co-founder of several companies. He holds a BA from Brown University and an MBA from the Wharton School at the University of Pennsylvania.

We believe Mr. Sculley is qualified to serve on our Board due to the expertise he brings in marketing and company leadership.

Imran Khan

Imran Khan has been a member of our Board since 2024. He has served as Founder and Chief Investment Officer at Proem Asset Management LP since 2019. Additionally, he co-founded and is currently chairman of Verishop, an eCommerce enablement company that empowers independent and emerging brands. In addition to Verishop, Mr. Khan is also a member of the board of directors at Dave Inc. From 2015 to 2018, he was the Chief Strategy Officer at Snap Inc., where he oversaw the company’s corporate strategy, revenue generation, business operations and partnerships. From 2011 to 2015, Mr. Khan was a Managing Director and Head of Global Internet Investment Banking at Credit Suisse. Before joining Credit Suisse, he held the role of Managing Director and Head of Global Internet Research at JPMorgan Chase. Mr. Khan holds a Bachelor of Science in Business Administration (B.S.B.A.) in Finance and Economics from the University of Denver.

We believe Mr. Khan is qualified to serve on our Board due to his longstanding experience in investment and company management.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of Deloitte & Touche LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

Deloitte & Touche LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2024. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit services. A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement if he or she desires to do so, and be available to respond to appropriate questions from stockholders.

In the event that the appointment of Deloitte & Touche LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2026. Even if the appointment of Deloitte & Touche LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of the Company.

Vote Required

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Deloitte & Touche LLP, we do not expect any broker non-votes in connection with this proposal.

Recommendation of the Board of Directors

The Board unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2025.

Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of Our Named Executive Officers

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Rule 14a-21 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company requests that our stockholders cast a non-binding, advisory vote to approve the compensation of our named executive officers identified in the section titled “Compensation Discussion and Analysis” in this proxy statement, including the compensation tables and the accompanying narrative disclosure contained therein, in accordance with the SEC’s compensation disclosure rules. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Accordingly, we ask our stockholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on a non-binding advisory vote, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and narrative discussion.”

We believe that our compensation programs and policies for the year ended December 31, 2024 were an effective incentive for the achievement of our goals, aligned with stockholders’ interest and were worthy of stockholder support. Additional details concerning how we structure our compensation programs to meet the objectives of our compensation program are provided in the section titled “Compensation Discussion and Analysis” set forth below in this proxy statement.

This say-on-pay vote is advisory, and therefore will not be binding on the Company, our Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders and intend to take into account the outcome of the vote when considering future executive compensation decisions. The Board values constructive dialogue on executive compensation and other significant governance topics with our stockholders and encourages all stockholders to vote their shares on this important matter.

Unless otherwise determined by our Board, the next say-on-pay vote will be held at our 2026 annual meeting of stockholders.

Vote Required

The approval, on an advisory (non-binding) basis, of the compensation of our named executive officers will require the affirmative vote of the holders of a majority in voting power of the votes cast at the Annual Meeting. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board of Directors

The Board unanimously recommends a vote FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements, the reporting process and maintaining an effective system of internal control over financial reporting. The Company’s independent auditors are engaged to audit and express opinions on the conformity of the Company’s financial statements to United States generally accepted accounting principles.

In addition to fulfilling its oversight responsibilities as set forth in its charter and further described in the section titled “Committees of the Board,” the audit committee has done the following things:

•
Prior to the filing of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, reviewed and discussed with management and Deloitte the Company’s audited consolidated financial statements.
•
Discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
•
Evaluated Deloitte’s qualifications, performance and independence (consistent with SEC requirements), which included the receipt and review of the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the audit committee concerning independence and discussions with Deloitte regarding its independence.

Based on the reviews and discussions with management and Deloitte cited above, including the review of Deloitte’s disclosures and letter to the audit committee and review of the representations of management and the reports of Deloitte, the audit committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC.

Audit Committee of the Board of Directors

Robert Niehaus (Chair)
William Royan
Imran Khan

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

The following table summarizes the fees of Deloitte & Touche LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2024	2023
Audit Fees	$ 2,899,750	$ 2,724,269
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$ 2,899,750	$ 2,724,269

Audit Fees

Audit fees for the fiscal years ended December 31, 2024 and December 31, 2023 include fees for professional services rendered for the audit of our annual consolidated financial statements and for reviews of our financial statements included in our Quarterly Reports on Form 10-Q.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Deloitte & Touche LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by Deloitte & Touche LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. The Audit Committee may, on a periodic basis, review and generally pre-approve the services (and related fee levels or budgeted amounts) that may be provided by Deloitte & Touche LLP without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. The Audit Committee pre‑approved all services performed since the Pre‑Approval Policy was adopted.

EXECUTIVE OFFICERS

The following table identifies our current executive officers:

Name	Age	Position
David Steinberg (1)	55	Chairman and Chief Executive Officer
Christopher Greiner (2)	49	Chief Financial Officer
Steven Gerber (3)	55	President

(1) See biography on page 11 of this proxy statement.

(2) Christopher Greiner has been the Chief Financial Officer of Zeta since 2020. He has over 20 years of experience in the technology industry. Prior to joining Zeta, Mr. Greiner served as Chief Financial Officer of LivePerson Inc., an AI-powered conversational cloud provider, from 2018 through March 2020, and before that, spent five years at Inovalon, a cloud-based healthcare and life sciences analytics company, first as Chief Product and Operations Officer and then as Chief Financial Officer. Mr. Greiner also held roles of increasing executive responsibility at IBM from 1999 until 2012 and Computer Sciences Corporation from 2012 to 2013. He holds a BBA in Finance and Economics from Baylor University.

(3) Steven Gerber has been the President of Zeta since 2009. Mr. Gerber oversees the day-to-day management of the Company, including product development, business development, customer success and operations. He has more than 20 years of experience in data-driven digital technology. Previously, Mr. Gerber was a Senior Vice President at Tranzact LLC and held management positions at Bain & Company and Digitas LLC. He holds a BA from Northwestern University and an MBA from Columbia University.

CORPORATE GOVERNANCE

General

Our Board has adopted Corporate Governance Guidelines, a Code of Ethics and Conduct, and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Ethics and Conduct in the “Governance” section of the “Investors” page of our website located at www.investors.zetaglobal.com, or the Company will furnish a copy of such documents to any person, without charge, upon written request to our Secretary at our offices at 3 Park Ave, 33rd Floor, New York, NY 10016. The information on or accessed through our website is deemed not to be incorporated in or part of this proxy statement or any other document filed with or furnished to the SEC.

Board Composition

Our Board currently consists of eight members: David Steinberg, Jené Elzie, Imran Khan, William Landman, Robert Niehaus, William Royan, John Sculley and Jeanine Silberblatt. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of the Board. Prior to the Sunset Date, directors may be removed with or without cause only by the affirmative vote of the holders of a majority in voting power of our Common Stock then entitled to vote at an election of directors. After the Sunset Date, directors may be removed only for cause by the affirmative vote of the holders of a majority in voting power of our Common Stock then entitled to vote at an election of directors.

Director Independence

Our Board has determined that each of Jené Elzie, Imran Khan, William Landman, Robert Niehaus, William Royan, John Sculley and Jeanine Silberblatt qualifies as “independent” in accordance with the listing requirements of the New York Stock Exchange (“NYSE”). In making these determinations, our Board reviewed and discussed information provided by the directors and management with regard to each director’s business and personal activities and relationships as they may relate to the Company and our management. There are no family relationships among any of our directors or executive officers.

Executive Sessions

Our non-management directors meet in executive session without management directors or other members of management present on a regularly scheduled basis. We also hold an executive session including only independent directors at least once per year. Robert H. Niehaus currently serves as our Lead Independent Director and presides over executive sessions.

Director Candidates

The Nominating and Corporate Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director.

In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, strong ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; experience as a board member or executive officer of another publicly held company; professional and academic experience relevant to the Company’s industry; leadership skills; experience in finance and accounting and/or executive compensation practices; whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable; and how the candidate contributes to the range of backgrounds, experience, and perspectives on the board. The Nominating and Corporate Governance Committee and the Board aim to identify a broad pool of qualified candidates, drawing from the broadest feasible range of backgrounds, to consider when determining new Board candidates. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the Company’s business. In addition, the Board will consider whether there are potential conflicts of interest with the candidate’s other personal and professional pursuits.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Zeta Global Holdings Corp., 3 Park Ave, 33rd Floor, New York, NY 10016. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications from Stockholders and other Interested Parties

The Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries to the directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairperson of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders and other interested parties who wish to send communications on any topic to the Chairperson of the Board, the independent or non-management directors, or the Board as a whole, should address such communications to the applicable party or parties in writing: c/o Secretary, Zeta Global Holdings Corp., 3 Park Ave, 33rd Floor, New York, NY 10016.

Board Leadership Structure and Role in Risk Oversight

Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairperson of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. The Company’s current Board leadership structure comprises a combined Chairperson of the Board and Chief Executive Officer as well as highly qualified, active independent directors. Our Board exercises its judgment in combining or separating the roles of Chairperson of the Board and Chief Executive Officer as it deems appropriate in light of prevailing circumstances. The Board will continue to exercise its judgment on an ongoing basis to determine the optimal Board leadership structure that the Board believes will provide effective leadership, oversight and direction, while optimizing the functioning of both the Board and management and facilitating effective communication between the two. The Board has concluded that the current structure provides a well-functioning and effective balance between strong Company leadership and appropriate safeguards and oversight by independent directors.

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our Board is responsible for overseeing our risk management process. Our Board focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management and for overseeing management of regulatory risks. Our Audit Committee is responsible for discussing our policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which our exposure to risk is handled, and for overseeing financial and cybersecurity risks. Our Nominating and Corporate Governance Committee manages risks associated with the independence of our Board and potential conflicts of interest. Our Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

Code of Ethics and Conduct

We have a written Code of Ethics and Conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and agents and representatives. We have posted a current copy of the Code of Ethics and Conduct on our website, www.investors.zetaglobal.com, in the “Governance” section under “Governance Documents.” The nominating and corporate governance committee of our Board is responsible for overseeing our Code of Ethics and Conduct and any waivers applicable to any director, executive officer or employee. We intend to disclose any future amendments to certain provisions of our Code of Ethics and Conduct, or waivers of such provisions applicable to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and agents and representatives, on our website identified above or in public filings within four business days. In addition, we intend to post on our website all disclosures that are required by law or the rules of the NYSE concerning any amendments to, or waivers from, any provision of the Code of Ethics and Conduct.

Insider Trading Compliance Policy / Anti-Hedging Policy

The Company has adopted an Insider Trading Compliance Policy that governs the purchase, sale, and/or other dispositions of our securities by directors, officers and employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the listing requirements of the NYSE. A copy of our Insider Trading Compliance Policy is attached as Exhibit 19.1 to our 2024 Annual Report. Further, the policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities.

Compensation Committee Interlocks and Insider Participation

During 2024, William Landman, Robert Niehaus and Jené Elzie served on our Compensation Committee. Except as described below in the section titled “Certain Relationships and Related Person Transactions,” none of the members of our Compensation Committee is or has been an officer or employee of the Company, and none had or have any relationships with the Company during the last completed fiscal year that are required to be disclosed under Item 404 of Regulation S-K under the Exchange Act. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board of directors committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Attendance by Members of the Board of Directors at Meetings

There were 7 meetings of the Board during the fiscal year ended December 31, 2024, and each director attended at least 75% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.

Under our Corporate Governance Guidelines, which are available on our website at www.investors.zetaglobal.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities.

Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairperson of the Board or the Chair of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that absent compelling circumstances directors will attend. All eight of our directors attended the annual meeting of stockholders in 2024, including Mr. Khan who was newly elected to the Board at that meeting.

COMMITTEES OF THE BOARD

Our Board has established three standing committees—Audit, Compensation and Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board.

The members of each of the Board committees and committee Chairpersons are set forth in the following chart.

Name	Audit	Compensation	Nominating and Corporate Governance
Jené Elzie		X	Chairperson
Imran Khan	X		X
Robert Niehaus	Chairperson	X
William Landman.		Chairperson
William Royan	X
John Sculley.
Jeanine Silberblatt			X

Audit Committee

Our audit committee oversees our accounting and financial reporting process. Among other matters, the audit committee:

•
appoints our independent registered public accounting firm;
•
evaluates the independent registered public accounting firm’s qualifications, independence and performance;
•
determines the engagement of the independent registered public accounting firm;
•
reviews and approves the scope of the annual audit and pre-approves the audit and non-audit fees and services;
•
reviews and approves all related party transactions on an ongoing basis;
•
establishes procedures for the receipt, retention and treatment of any complaints received by the Company regarding accounting, internal accounting controls or auditing matters;
•
discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;
•
approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;
•
discusses on a periodic basis, and as appropriate, with management, the Company’s policies and procedures with respect to risk assessment and risk management;
•
is responsible for reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;
•
investigates any reports received through the ethics helpline and reports to the Board periodically with respect to any information received through the ethics helpline and any related investigations; and
•
reviews the audit committee charter and the audit committee’s performance on an annual basis.

The Audit Committee charter is available on our website at www.investors.zetaglobal.com. Our audit committee consists of Robert Niehaus, William Royan and Imran Khan. Our Board has determined that all members are independent under the NYSE listing rules and Rule 10A-3(b)(1) of the Exchange Act. The chair of our audit committee is Robert Niehaus. Our Board has determined that each member is an “audit committee financial expert” as such term is currently defined in Item 407(d)(5) of Regulation S-K. Our Board has also determined that each member of our audit committee can read and understand fundamental consolidated financial statements, in accordance with applicable requirements.

The Audit Committee met five times in 2024.

Compensation Committee

Our Compensation Committee is responsible for assisting the Board in the discharge of its responsibilities relating to the compensation of our executive officers. In fulfilling its purpose, our Compensation Committee has the following principal duties:

•
reviewing and approving or recommending corporate goals and objectives relevant to compensation of our executive officers (other than our Chief Executive Officer), evaluating the performance of these officers in light of those goals and objectives and approving the compensation of these officers based on such evaluations;
•
reviewing and approving or making recommendations to our Board regarding the issuance of stock options and other awards under our stock plans to our executive officers (other than our Chief Executive Officer);
•
reviewing the performance of our Chief Executive Officer and making recommendations to our Board with respect to his or her compensation, and our Board retains the authority to make compensation decisions relative to our Chief Executive Officer; and
•
reviewing and evaluating, on an annual basis, the compensation committee charter and the Compensation Committee’s performance.

The Compensation Committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of non-employee directors and executive officers (other than the Chief Executive Officer). Pursuant to the Compensation Committee’s charter, which is available on our website at www.investors.zetaglobal.com, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities.

The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time. The Compensation Committee may also delegate to an executive officer the authority to grant equity awards to certain employees and consultants, as further described in its charter and subject to the terms of our equity plans.

Our Compensation Committee consists of William Landman, Robert Niehaus and Jené Elzie. The chair of our compensation committee is William Landman. Our Board has determined that all members are independent under NYSE’s heightened independence standards for members of a compensation committee and as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.

The Compensation Committee met once in 2024.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee’s responsibilities include:

•
making recommendations to our Board regarding candidates for directorships and the size and composition of our Board; and
•
overseeing our corporate governance policies and making recommendations to our Board concerning governance matters.

The Nominating and Corporate Governance Committee charter is available on our website at www.investors.zetaglobal.com. Our nominating and corporate governance committee consists of Jené Elzie, Imran Khan, and Jeanine Silberblatt. Our Board has determined that all members are independent under the NYSE listing rules. The chair of our nominating and corporate governance committee is Jené Elzie. The Nominating and Corporate Governance Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders.

The Nominating and Corporate Governance Committee met once in 2024.

Compensation Discussion and Analysis

General

In this Compensation Discussion and Analysis (“CD&A”), we provide an overview and analysis of the compensation awarded to or earned by our named executive officers identified in the Summary Compensation Table below (each, an “NEO”) during fiscal 2024, including the elements of our compensation program for NEOs, material compensation decisions made under that program for fiscal 2024 and the material factors considered in making those decisions. For the year ended December 31, 2024, our NEOs and their positions were:

•
David Steinberg, Chairman and Chief Executive Officer;
•
Christopher Greiner, Chief Financial Officer; and
•
Steven Gerber, President and Chief Operating Officer.

Executive Summary

2024 Performance Highlights and Pay for Performance.

Our executive compensation programs are designed to deliver pay in accordance with corporate and individual performance, rewarding superior performance and providing consequences for underperformance. We believe that the compensation of our NEOs for fiscal year 2024 was aligned with the Company’s performance during 2024. Highlights of that performance include:

•
Revenue increased by $277.0 million, or 38.0%, to $1,005.8 million for the year ended December 31, 2024 as compared to the year ended December 31, 2023.
•
Scaled customer count increased 17% for the year ended December 31, 2024, as compared to 2023, and super-scaled customer count increased 13% for the year ended December 31, 2024, as compared to 2023.
•
Scaled customer ARPU increased 19% to $1.9 million for the year ended December 31, 2024, as compared to 2023.
•
Net cash provided by operating activities of $133.9 million during the year ended December 31, 2024.

For additional details and definitions, refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2024 that accompanies this Proxy Statement.

In order to align pay with performance, a significant portion of our NEOs’ compensation is delivered in the form of equity awards and annual cash incentives, each of which depends on our actual performance. For fiscal year 2024, over 90% of our NEOs’ total compensation was awarded in the form of performance-based restricted stock units (“PSUs”) and annual cash incentives.

2024 Compensation Highlights.

Consistent with our compensation philosophy, key compensation decisions for 2024 included the following:

•
Base Salaries and Target Annual Cash Incentive Opportunities. The 2024 base salaries and target bonuses for our NEOs remained level as compared to 2023.
•
Annual Cash Incentives. For 2024, our compensation committee (the “Compensation Committee”) selected performance goals for our performance-based annual bonus program that were intended promote our business plan and short-term goals, including with respect to revenue and Adjusted EBITDA growth. In light of our achievement of each of the performance goals, the Compensation Committee determined to pay out annual bonuses at 100% of target for each of our NEOs.
•
Equity-Based Long-Term Incentives. In 2024, we granted approximately 90% of our NEOs’ target direct compensation as equity-based compensation in the form of PSUs. We believe that PSUs effectively align the interests of our executives with those of our stockholders by directly linking compensation to the value of our Class A Stock.

Compensation Governance and Best Practices.

We are committed to having strong governance standards with respect to our compensation programs, procedures and practices. Our key compensation practices include the following:

What We Do		What We Do Not Do
✓	Emphasize performance-based, at risk compensation, including performance-based equity awards.	X	Do not grant guaranteed equity compensation.
✓	Emphasize the use of equity compensation to promote executive retention and reward long-term value creation.	X	Do not permit hedging of Company securities.
✓	Weight the overall pay mix towards incentive compensation for senior executives.	X	Do not provide defined benefit pension arrangements.
✓	Engage an independent compensation consultant to advise our Compensation Committee.

Stockholder Advisory Vote on Executive Compensation

As required by Section 14A(a)(1) of the Exchange Act, in Proposal 3 of this Proxy Statement we are requesting that our stockholders vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay Vote”, gives our stockholders the opportunity to express their views on our NEOs’ compensation. Our Board and the Compensation Committee will consider the outcome of the Say-on-Pay Vote, as well as feedback received throughout the year, when making compensation decisions for our NEOs in the future.

A majority of the shares voting at our annual meeting of stockholders in 2024 voted in favor of our advisory vote on executive compensation, reflecting our stockholders’ support of our executive compensation program. Given the support received from our stockholders and the Compensation Committee’s assessment that our programs continue to effectively support our business objectives, we did not make any material changes to our executive compensation program as a result of this vote. At our annual meeting of stockholders in 2024, a majority of the shares voted to hold future advisory votes on our executive compensation program every year. Our Board has considered the stockholders’ preferences on this matter and intends to hold future advisory votes on our executive compensation program every year.

Executive Compensation Objectives and Philosophy

The key objective in our executive compensation program is to attract, motivate, and reward leaders who create an inclusive environment where individuals can succeed, regardless of background, and have with the skills and experience necessary to successfully execute on our strategic plan to maximize stockholder value. Our executive compensation program is designed to:

•
Attract and retain talented and experienced executives in a competitive and dynamic market;
•
Motivate our NEOs to help our Company achieve the best possible financial and operational results;
•
Provide reward opportunities consistent with our performance on both a short-term and long-term basis; and
•
Align the long-term interests of our NEOs with those of our stockholders.

We strive to set our overall total compensation at a competitive level. Executives may be compensated above or below the targeted market position based on factors such as experience, performance, scope of position and the competitive demand for proven executive talent, as described further below under “Determination of Executive Compensation.”

Determination of Executive Compensation

Role of Board of Directors, Compensation Committee and Executive Officers

The Compensation Committee is responsible for establishing and overseeing our executive compensation programs and annually reviews and determines the compensation to be provided to our NEOs.

In setting executive compensation, the Compensation Committee considers a number of factors, including the recommendations of our Chief Executive Officer (other than with respect to the Chief Executive Officer’s own compensation), current and past total compensation, competitive market data and analysis provided by the Compensation Committee’s independent compensation consultant, Company performance and each executive’s impact on performance, each executive’s relative scope of responsibility and potential, each executive’s individual performance and demonstrated leadership, and internal pay equity considerations. Our Chief Executive Officer’s recommendations are based on his evaluation of each other NEO’s individual performance and contributions, of which our Chief Executive Officer has direct knowledge. Our Compensation Committee makes decisions regarding our NEOs’ compensation, following review of these factors.

Role of Compensation Consultant

In order to design a competitive executive compensation program that will continue to attract top executive talent and reflect our compensation philosophy, our Compensation Committee has retained FW Cook as an independent compensation consultant to provide executive compensation advisory services, help evaluate our compensation philosophy and objectives and provide guidance in administering our executive compensation program. The Compensation Committee has evaluated the independence of FW Cook pursuant to the requirements of NYSE and SEC rules and has determined that FW Cook does not have any conflicts of interest in advising the Compensation Committee. FW Cook did not provide any other services to the Company in 2024 for which the amount of fees exceeded $120,000.

For purposes of 2024 executive compensation decisions, the Compensation Committee continued to use the peer group developed in consultation with FW Cook for 2023 executive compensation decisions. This peer group consisted of the following companies:

• Blackbaud	• LivePerson	• PagerDuty	• Teradata
• Commvault Systems	• LiveRamp	• Pegasystems	• Varonis Systems
• Criteo	• Magnite	• Perficient	• Verint Systems
• Five9	• Manhattan Associates	• PubMatic	• Yelp
• InterDigital	• Momentive Global	• TechTarget

In 2024, FW Cook provided an analysis of data derived from members of this peer group, and the Compensation Committee used FW Cook’s analysis to help structure a competitive executive compensation program, position executive compensation by considering market data, and make individual compensation decisions based on comparable positions at companies with which we compete for talent. While the Compensation Committee does not establish compensation levels solely based on a review of competitive data or benchmark to any particular level, it believes such data is a useful tool in its deliberations as our compensation policies and practices must be competitive in the marketplace for us to be able to attract, motivate and retain qualified executive officers.

Based on an analysis carried out by FW Cook in December 2024, our Compensation Committee updated the prior peer group as follows, focusing on other publicly traded companies with size and financial characteristics similar to our own, or which operate in similar industries:

• AppLovin • BILL • Blackbaud • Braze • C3.ai	• DoubleVerify • Five9 • Informatica • LiveRamp • Match Group	• Nutanix • PagerDuty • Pegasystems • Smartsheet	• Teradata • The Trade Desk • Twilio • ZoomInfo Tech.

This peer group reflects an adjustment from the peer group used for fiscal 2024 compensation decisions to remove a number of companies because of acquisitions or our reevaluation of a company’s size and business compared to us and to add a number of companies that more closely fit our size and business.

Elements of Compensation

The primary elements of our NEOs’ compensation and the main objectives of each are:

•
Base Salary. Base salary attracts and retains talented executives, recognizes individual roles and responsibilities, and provides stable income.
•
Annual Performance-Based Incentive Compensation. Annual performance bonuses promote short-term performance objectives and reward executives for their contributions toward achieving those objectives.
•
Equity Based Long-Term Incentive Compensation. Equity compensation, provided in the form of restricted stock and PSUs, aligns executives’ interests with our stockholders’ interests, emphasizes long-term financial and operational performance, and helps retain executive talent.

In addition, our NEOs are eligible to participate in our health and welfare programs and our 401(k) plan on the same basis as our other employees. We have also entered into employment agreements with each of our NEOs that provide for severance payments and benefits under certain circumstances. We believe that offering these severance benefits aids in attracting and retaining executive talent and helps executives to remain focused and dedicated during potential transition periods due to a change in control. Each of these elements of compensation for 2024 is described further below.

Base Salary

The base salaries of our NEOs are an important part of their total compensation package, and are intended to reflect the executive’s skill set, experience, role and responsibilities. Base salary is a visible and stable fixed component of our compensation program. Base salaries provide our NEOs with a reasonable degree of financial certainty and stability. Our Compensation Committee annually reviews and determines the base salaries of our executives. None of the NEOs received an increase in base salary for 2024. The actual base salaries paid to each NEO for 2024 are set forth below in the “Summary Compensation Table” in the column entitled “Salary.”

Cash Incentive Compensation

We consider annual cash incentive bonuses to be an important component of our total compensation program and provide incentives necessary to retain executive officers. Each NEO is eligible to receive an annual performance-based cash bonus based on a specified target annual bonus award amount, expressed as a percentage of the NEO’s base salary. For 2024, the target bonus opportunity for Mr. Steinberg, Mr. Gerber and Mr. Greiner, expressed as a percentage of base salary was 100%, 109% and 100%, respectively.

Our Board determines the bonus amounts for our executives, including our NEOs, based on Company performance against pre-established objectives and retains discretion to allow for individual adjustments based on such factors as it deems appropriate. Payouts under our annual cash incentive program are made based on input from the Chief Executive Officer and the Compensation Committee on performance against a variety of factors, including financial performance against the Company’s budget for fiscal year 2024 that was presented to the Board in January 2024. After considering performance against the financial goals as well as an assessment of qualitative factors of performance including general market conditions and success on other strategic goals, the Chief Executive Officer recommended, and the Compensation Committee approved, annual incentive payouts at the target level for all the NEOs.

In addition to amounts earned under our annual bonus plan for the year, the named executive officers were also awarded discretionary cash bonuses during 2024 in recognition of (i) the successful completion of a registered follow-on offering (the “Follow-On Bonus”) and (ii) the achievement of revenue and profitability that exceeded the Company’s 2024 financial budget (the “Incremental Bonus”). The Follow-On Bonus and Incremental Bonus granted to each named executive officer is shown in the “Bonus” column of the 2024 Summary Compensation Table below. Mr. Steinberg, Mr. Gerber, and Mr. Greiner were each awarded a Follow-On Bonus in the amount of $250,000, $100,000 and $100,000, respectively. Mr. Gerber and Mr. Greiner were each awarded an Incremental Bonus in the amount of $225,000 and $200,000, respectively. The Incremental Bonus amounts were determined on a discretionary basis based on achievement of financial performance in excess of the Company’s budget for fiscal year 2024 as presented to the Board in January 2024. In particular, the Company achieved $1,005.8 million in revenue and $193.0 million in Adjusted EBITDA for fiscal year 2024, which exceeded the initial guidance we issued of $870 million to $880 million in revenue and $165 million to $167 million in Adjusted EBITDA based on our budget for fiscal year 2024.1

____________________

1 Adjusted EBITDA is a non-GAAP financial measure. See Appendix A for a reconciliation of Adjusted EBITDA to Net Loss and for a discussion of management’s use of non-GAAP measures.

Equity-Based Long-Term Incentive Awards

We view equity-based compensation as a critical component of our balanced total compensation program. Equity-based compensation creates an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business and aligns the interests of executives with those of our stockholders. We do not currently have any formal policy for determining the number of equity-based awards to grant to NEOs.

Our Compensation Committee believes it is essential to provide equity-based compensation to our executive officers in order to link the interests and risks of our executive officers with those of our stockholders, reinforcing our commitment to ensuring a strong linkage between Company performance and pay. In 2024, we granted equity-based compensation to our NEOs in the form of PSUs.

In April 2024, we made the following grants of PSUs to our NEOs under our long-term equity incentive program:

Name	Number of PSUs at Target
David Steinberg	1,343,850
Steven Gerber	615,000
Christopher Greiner	537,500

These awards were approved by the Compensation Committee and the Board following consideration of the factors set forth above under “Determination of Executive Compensation.”

The PSUs are eligible to be earned between 0% of target and 200% of target based upon the volume-weighted average closing price per share of our Class A Stock during the final 20 consecutive trading days of each fiscal quarter beginning with the fourth fiscal quarter of 2024 and ending with, and including, the fourth fiscal quarter of 2028 as set forth in the following table:

20 Day VWAP	Percentage of Target PSUs Earned
Below $10.30	0%
$10.30	25%
$11.64	50%
$12.875	100%
$17.00	150%
$22.66	200%

To the extent earned, the PSUs vest over three years, with one-third vesting on the date the Company determines the number of PSUs that are eligible to vest for such quarter, and the remaining two-thirds vesting in eight quarterly installments following such determination date. In the event of the executive’s termination by the Company without cause or due to the executive’s death or disability, or resignation by the executive for good reason, any earned PSUs will vest on the date of such termination or resignation and, in connection with a termination without cause or resignation for good reason only, those PSUs otherwise eligible to be earned for the quarter in which such termination or resignation occurs will remain outstanding and eligible to vest on the first determination date that occurs following such termination or resignation based on actual performance for such quarter. The unearned portion of the PSUs are expected to expire on January 1, 2029.

In April 5, July 3 and October 9, 2024, the Company determined that (i) 2.6%, 90.2% and 78.7%, respectively, of the target number of PSUs issued on August 21, 2021; (ii) 0%, 53.0% and 57.3%, respectively, of the target number of PSUs issued on February 23, 2022; and (iii) 0%, 53% and 175.6% - 180.6%, respectively, of the target number of PSUs issued on April 21, 2023, were earned by the NEOs based on the 20-day volume-weighted average price of our Class A Stock of $10.61, $16.49 and $27.61, for the performance quarters ended March 31, June 30 and September 30, 2024, respectively. The earned PSUs vest in three equal annual installments, with the first installment vesting on the applicable date on which the Company determined the number of PSUs that are eligible to vest, and the second and third installments vesting on the first and second anniversaries of such date.

Retirement Savings

We maintain a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code (the “Code”) allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we match 25% of contributions made by participants in the 401(k) plan up to 6% of the employee contributions, and these matching contributions vest over a period of four years. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan, and making matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.

Employee Benefits and Perquisites

All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, including medical, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, and life insurance.

In addition, for 2024, we provided our NEOs with certain limited executive perquisites. For Mr. Steinberg, these included reimbursement of expenses associated with a Company-provided corporate apartment and certain club membership fees. For Mr. Steinberg and Mr. Gerber, these included reimbursement of the cost of executive healthcare services. The amounts paid pursuant to these arrangements for 2024 are included in the “All Other Compensation” column of the Summary Compensation Table.

We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our NEOs.

Employment Agreements

We are party to employment agreements with each of our NEOs, which provide for severance payments and benefits upon certain terminations of employment, including upon the executive’s termination without cause or resignation for good reason. Our Compensation Committee believes that these types of arrangements are necessary to attract and retain executive talent and are a customary component of executive compensation. In particular, such arrangements can mitigate a potential disincentive for our NEOs when they are evaluating a potential acquisition of the Company and can encourage retention through the conclusion of the transaction. The payments and benefits provided under the employment agreements are designed to be competitive with market practices. A description of these agreements, as well as information on the estimated payments and benefits that our NEOs would have been eligible to receive as of December 31, 2024, are set forth in “Potential Payments Upon Termination or Change in Control” below.

Other Policies and Considerations

Clawback Policy. The Company has adopted a compensation recovery policy as required by Rule 10D-1 under the Securities Exchange Act of 1934, as amended, and the corresponding listing standards of the New York Stock Exchange. This policy provides for the mandatory recovery (subject to limited exceptions) from current and former officers of incentive-based compensation that was erroneously received during the three years preceding the date that the Company is required to prepare an accounting restatement. Covered restatements include both a restatement to correct an error that is material to previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received had it been determined based on the restated financial measure.

Derivatives Trading, Hedging, and Pledging Policies. Our Insider Trading Compliance Policy provides that no employee, officer, or director may acquire, sell, or trade in any interest or position relating to the future price of Company securities, such as a put option, a call option or a short sale, or engage in hedging transactions. In addition, our Insider Trading Compliance Policy provides that no employee, officer, or director may pledge Company securities as collateral to secure loans, except under certain limited circumstances approved in advance by our compliance officer. This prohibition means, among other things, that these individuals may not hold Company securities in a “margin” account, which would allow the individual to borrow against their holdings to buy securities, except as approved in advance by our compliance officer. There have been no such exceptions approved to date.

Policies and Practices Relating to the Grant of Stock Options. We do not grant stock options in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation. In the event material nonpublic information becomes known to the Compensation Committee before granting a stock option, the Compensation Committee will consider such information and use its business judgment to determine whether to delay the grant to avoid any appearance of impropriety. Although we do not have a formal policy with respect to the timing of our stock option grants, the Compensation Committee has historically granted such awards on a predetermined annual schedule. In fiscal year 2024, we did not grant stock options to our NEOs.

Section 409A. The Compensation Committee takes into account whether components of the compensation for our executive officers will be adversely impacted by the penalty tax imposed by Section 409A of the Code, and aims to structure these components to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.

Section 162(m). Section 162(m) of the Code disallows a tax deduction to public companies for compensation in excess of $1 million paid to “covered employees”, which generally includes all NEOs. While the Compensation Committee may take the deductibility of compensation into account when making compensation decisions, the Compensation Committee will award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by us.

Accounting for Share-Based Compensation. We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718, (“ASC Topic 718”), for our share-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

William Landman (Chair)

Jené Elzie

Robert Niehaus

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

EXECUTIVE COMPENSATION TABLES

2024 Summary Compensation Table

The following table contains information about the compensation earned by each of our NEOs for the fiscal years ended December 31, 2024, 2023 and 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation (4)($)	Total ($)
David Steinberg	2024	750,000	250,000	23,960,846	750,000	445,428	26,156,274
Chairman and Chief Executive Officer	2023	750,000	475,000	16,361,999	750,000	531,640	18,868,639
	2022	750,000	475,000	18,336,846	750,000	415,657	20,727,503
Christopher Greiner	2024	500,000	300,000	9,583,625	500,000	5,175	10,888,800
Chief Financial Officer	2023	500,000	350,000	5,947,000	500,000	94,725	7,391,725
	2022	500,000	350,000	7,134,878	500,000	4,575	8,489,453
Steven Gerber	2024	550,000	325,000	10,965,450	600,000	65,175	12,505,625
President and Chief Operating Officer	2023	550,000	368,263	7,034,600	600,000	94,725	8,647,588
	2022	550,000	350,250	8,725,848	500,500	19,575	10,146,173

____________________

(1) Amounts shown for 2024 reflect the Follow-On Bonus and Incremental Bonus granted in 2024. See “Cash Incentive Compensation” in the CD&A above for additional information.

(2) Amounts reflect the full grant-date fair value of PSUs granted during 2024 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. For PSUs, the amounts were calculated based on the probable outcome of the performance condition as of the grant date. For the PSUs granted in 2024, the following are the values of the PSUs as of the grant date assuming attainment of the maximum level of performance: Mr. Steinberg ($47,921,691), Mr. Greiner ($19,167,250) and Mr. Gerber ($21,930,900). We provide information regarding the assumptions used to calculate the value of all equity awards made to executive officers in Note 13 to the consolidated financial statements included in our 2024 Annual Report on Form 10-K.

(3) Amounts reflect cash bonuses earned under our annual performance-based bonus program for 2024. Please see the description of the annual bonus program under “Cash Incentive Compensation” in the CD&A above.

(4) Amount shown for 2024 for Mr. Steinberg includes the cost of (i) maintaining an apartment for corporate purposes and Mr. Steinberg’s and other employees’ use while on Company business ($329,895 for 2024), (ii) certain club membership fees ($55,533 for 2024, which includes $15,451 of tax gross-up) and (iii) executive healthcare services ($60,000 for 2024). Amount shown for 2024 for Mr. Gerber includes the cost of (i) executive healthcare services ($60,000 for 2024) and (ii) matching contributions under our 401(k) plan. Amount shown for 2024 for Mr. Greiner includes matching contributions under our 401(k) plan.

Grants of Plan-Based Awards in Fiscal 2024

The following table provides supplemental information relating to grants of plan-based awards made during fiscal 2024 to help explain information provided above in our Summary Compensation Table. This table presents information regarding all grants of plan-based awards occurring during fiscal 2024.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)	Estimated Future Payouts Under Equity Incentive Plan Awards (2)			Grant Date Fair Value of Stock Awards ($)(3)
		Target($)	Threshold(#)	Target(#)	Maximum(#)
David Steinberg	—	$750,000
	4/3/2024		335,962	1,343,850	2,687,700	23,960,846
Christopher Greiner	—	$500,000
	4/3/2024		134,375	537,500	1,075,000	9,583,625
Steven Gerber	—	$600,000
	4/3/2024		153,750	615,000	1,230,000	10,965,450

____________________

(1) Amounts reflect potential payouts under our 2024 annual bonus program. Our annual bonus program does not have pre-established threshold and maximum payout levels. Please see the description of the annual bonus program under “Cash Incentive Compensation” in the CD&A above.

(2) Amounts shown represent PSUs granted to the NEO. Certain outstanding awards have been transferred other than for value by the NEO to trusts or other entities.

(3) Amounts reflect the grant-date fair value in accordance with ASC Topic 718. We provide information regarding the assumptions used to calculate these values in Note 13 to the consolidated financial statements included in our 2024 Annual Report on Form 10-K. For PSUs, the amounts were calculated based on the probable outcome of the performance condition as of the grant date.

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the number of shares of Common Stock underlying outstanding equity incentive plan awards for each NEO as of December 31, 2024.

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)	Vesting Schedule
	4/3/2024	2,554,739	45,959,755	132,961	2,391,968	(3)
	4/21/2023	363,229	6,534,490	195,932	3,524,817	(4)
	4/21/2023	685,579	12,333,566			(5)
	2/23/2022	700,889	12,608,993	698,667	12,569,019	(6)
	2/23/2022	242,188	4,356,962			(5)
	8/18/2021	495,334	8,911,059			(7)
	8/18/2021	99,375	1,787,756			(5)
	6/14/2021	87,500	1,574,125			(5)
David Steinberg	2/12/2018-5/5/2021	7,482,104	134,603,051			(5)
	4/3/2024	1,021,819	18,382,524	53,181	956,726	(3)
	4/21/2023	202,264	3,638,729	109,105	1,962,799	(4)
	4/21/2023	187,500	3,373,125			(5)
	2/23/2022	423,047	7,610,616	390,431	7,023,854	(6)
	2/23/2022	36,875	663,381			(5)
	8/18/2021	247,668	4,455,547			(7)
	8/18/2021	14,064	253,011			(5)
	6/14/2021	12,500	224,875			(5)
Christopher Greiner	2/17/2020-2/1/2021	896,223	16,123,052			(5)

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)	Vesting Schedule
	4/3/2024	1,169,151	21,033,026	60,849	1,094,674	(3)
	4/21/2023	242,716	4,366,461	130,926	2,355,359	(4)
	4/21/2023	218,750	3,935,313			(5)
	2/23/2022	502,908	9,047,315	435,639	7,837,146	(6)
	2/23/2022	50,000	899,500			(5)
	8/18/2021	247,668	4,455,547			(7)
	8/18/2021	14,064	253,011			(5)
	6/14/2021	12,500	224,875			(5)
Steven Gerber	6/15/2016-2/25/2021	1,303,476	23,449,533			(5)

(1)

Amounts shown represent restricted stock awards and PSUs granted to the NEO. Amounts shown under the “Number of Unearned Shares, Units or Other Rights That Have Not Vested” represent PSUs at the maximum level of performance. Certain outstanding awards have been transferred other than for value by the NEO to trusts or other entities. The awards are subject to accelerated vesting in connection with certain qualifying terminations of employment or a change in control. See the section entitled “Potential Payments upon Termination or Change in Control” below for additional information.

(2)	Amount shown is based on a price per share of $17.99, which was the closing price of our Class A Stock on the last trading day of fiscal 2024.
(3)

The PSUs granted on April 3, 2024 (the “2024 PSUs”) are earned between 0% and 200% of target based upon the volume-weighted average closing price per share of our Class A Stock during the final 20 consecutive trading days of each fiscal quarter beginning with the fourth fiscal quarter of 2024 and ending with, and including, the fourth fiscal quarter of 2028. Unvested earned 2024 PSUs are shown in the “Number of Shares or Units of Stock That Have Not Vested” column and vest as to 33.33% on February 12, 2025, and the remaining in eight equal quarterly installments starting on May 12, 2025. The unearned portion of the 2024 PSUs are expected to expire on January 1, 2029.

(4)

The PSUs granted on April 21, 2023 (the “2023 PSUs”) are earned between 0% and 300% of target based upon the volume-weighted average closing price per share of our Class A Stock during the final 20 consecutive trading days of each fiscal quarter beginning with the fourth fiscal quarter of 2023 and ending with, and including, the fourth fiscal quarter of 2027. Unvested earned 2023 PSUs are shown in the “Number of Shares or Units of Stock That Have Not Vested” column and vest in four installments based on two determination dates: July 3, 2024 (the “2023 PSUs first determination date”) and October 9, 2024 (the “2023 PSUs second determination date”). For Mr. Steinberg, Mr. Greiner and Mr. Gerber, the 2023 PSUs earned on the 2023 PSUs first determination date vest as to 47,152 shares, 26,256 shares and 31,508 shares, respectively, on each of July 3, 2025, and July 3, 2026. For Mr. Steinberg, Mr. Greiner and Mr. Gerber, the 2023 PSUs earned on the 2023 PSUs second determination date vest as to 134,462 shares, 74,875 shares and 89,850 shares, respectively, on each of October 9, 2025 and October 9, 2026. The unearned portion of the 2023 PSUs are expected to expire on January 1, 2028.

(5)	Vests in quarterly installments, spread equally over the 15 trading days prior to the 14th day of the last month of each quarter (excluding the 1st of any month).
(6)

The PSUs granted on February 23, 2022 (the “2022 PSUs”) earned between 0% of target and a varying maximum percentage of target for each NEO based upon the volume-weighted average closing price per share of our Class A Stock during the final 20 consecutive trading days of each fiscal quarter beginning with the fourth fiscal quarter of 2022 and ending with, and including, the fourth fiscal quarter of 2026. Unvested earned 2022 PSUs are shown in the “Number of Shares or Units of Stock That Have Not Vested” column and vest in four installments based on two determination dates: July 3, 2024 (the “2022 PSUs first determination date”) and October 9, 2024 (the “2022 PSUs second determination date”). For Mr. Steinberg, Mr. Greiner and Mr. Gerber, the 2022 PSUs earned on the 2022 PSUs first determination date vest as to 79,500 shares, 48,583 shares and 58,300 shares, respectively, on each of July 3, 2025 and July 3, 2026. For Mr. Steinberg, Mr. Greiner and Mr. Gerber, the 2022 PSUs earned on the 2022 PSUs second determination date vest as to 270,944 shares, 162,940 shares and 193,154 shares, respectively, on each of October 9, 2025 and October 9, 2026. The unearned portion of the 2022 PSUs are expected to expire on January 1, 2027.

(7)

Unvested earned PSUs granted on August 18, 2021 (the “2021 PSUs”) are shown in the “Number of Shares or Units of Stock That Have Not Vested” column and vest in seven installments based on four determination dates: April 21, 2023 (the “2021 PSUs first determination date”), April 5, 2024 (the “2021 PSUs second determination date”), July 3, 2024 (the “2021 PSUs third determination date”) and October 9, 2024 (the “2021 PSUs fourth determination date”). The 2021 PSUs earned on the 2021 PSUs first determination date vest on April 21, 2025. For Mr. Steinberg, Mr. Greiner and Mr. Gerber, respectively, the 2021 PSUs earned on the 2021 PSUs second determination date vest as to 3,467 shares, 1,733 shares and 1,733 shares on each of April 5, 2025 and April 5, 2026. For Mr. Steinberg, Mr. Greiner and Mr. Gerber, the 2021 PSUs earned on the 2021 PSUs third determination date vest as to 120,248 shares, 60,124 shares and 60,124 shares, respectively, on each of July 3, 2025 and July 3, 2026. For Mr. Steinberg, Mr. Greiner and Mr. Gerber, the 2021 PSUs earned on the 2021 PSUs fourth determination date vest as to 104,952 shares, 52,476 shares and 52,476 shares, respectively, on each of October 9, 2025 and October 9, 2026. The 2021 PSUs have been earned to the maximum number of shares.

Option Exercises and Stock Vested in Fiscal 2024

Name	Stock Awards (1)
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2)($)

David Steinberg…………….	6,905,568	125,763,886
Christopher Greiner…………….	1,345,508	25,002,684
Steven Gerber…………….	1,727,660	32,586,649

____________________

(1) Amounts shown represent restricted stock awards and PSUs granted to the NEO that vested in fiscal 2024. Certain awards were transferred other than for value by the NEO to trusts or other entities prior to vesting.

(2) Amounts are calculated by multiplying the number of shares vested by our closing stock price on the vesting date. None of our NEOs exercised any stock options during 2024.

Potential Payments Upon Termination or Change in Control

Executive Employment Agreements

We are party to employment agreements with each of our NEOs pursuant to which the NEOs are entitled to severance payments and benefits upon certain qualifying terminations of employment.

Mr. Steinberg

In the event Mr. Steinberg’s employment is terminated without Cause, due to his disability, or Mr. Steinberg resigns for Good Reason (as defined below), he will be entitled to, subject to executing a release of claims, an amount equal to his annual base salary and annual target bonus generally payable over 12 months following his termination, a lump sum payment equal to a pro-rated annual target bonus, 12-months of the employer portion of the premium costs for COBRA coverage, full vesting of his outstanding time-based equity awards and vesting of his outstanding performance-based equity awards to the extent the applicable performance conditions are achieved within 12 months of Mr. Steinberg’s termination. In the event we have a change in control and during the 24-month period following the change of control Mr. Steinberg is terminated without Cause or resigns for Good Reason, Mr. Steinberg will be entitled to, subject to executing a release of claims and in lieu of any other severance, an amount equal to two times his annual base salary and annual target bonus paid in a lump sum, a lump sum payment equal to a pro-rated annual target bonus, 18-months of the employer portion of the premium costs for COBRA coverage, full vesting of his outstanding time-based equity awards and vesting of his outstanding performance-based equity awards to the extent the applicable performance conditions are achieved within 12 months of Mr. Steinberg’s termination. If Mr. Steinberg dies, his estate is entitled to full vesting of his outstanding time-based equity awards and vesting of his outstanding performance-based awards to the extent the applicable performance conditions are achieved within 12 months of his death. In the event Mr. Steinberg terminates employment for any reason other than Cause, he is entitled to be included in the slate for re-election to the Board at every stockholder meeting at which Mr. Steinberg’s term as a member of the Board would otherwise expire, to the extent he owns, directly or directly, at least 5% of our shares. In the event Mr. Steinberg is terminated for Cause and agrees to extend his non-solicitation agreement until the fifth anniversary of the date of our IPO, the equity awards granted to him prior to our IPO will continue to vest during such extended non-solicitation period. In the event we have a change in control, any equity awards held by Mr. Steinberg will vest in full.

For purposes of Mr. Steinberg’s employment agreement, “Cause” generally means his conviction of or plea of guilty or no-contest to a felony resulting from fraudulent acts against us that are reasonably likely to result in material harm to us. A “without Cause” termination under the employment agreement also includes the non-renewal of the agreement by us or due to our inability to enter into a mutually acceptable successor employment agreement with Mr. Steinberg at the end of the then applicable term. For purposes of Mr. Steinberg’s employment agreement, “Good Reason” generally means, without his written consent, a reduction in his base salary or target annual bonus, a diminution of his duties, responsibilities, powers or authorities, the requirement that his principal office location is moved more than 50 miles from the then office location, a material breach by us of the employment agreement or any other written agreement between us and Mr. Steinberg and a failure of a successor to assume the employment agreement in the event we incur a change in control.

Mr. Steinberg is also subject to standard confidentiality and intellectual property provisions, as well as a 12-month non-solicitation of customers, vendors, suppliers, business development partners and employees.

Mr. Greiner and Mr. Gerber

The employment agreements with Mr. Greiner and Mr. Gerber provide that in the event that either Mr. Gerber’s or Mr. Greiner’s employment is terminated without Cause or he resigns for Good Reason (as defined below), he will be entitled to, subject to executing a release of claims and in lieu of any other severance, an amount equal to 1.5 times his annual base salary and annual target bonus generally payable over 18 months following his termination, a lump sum payment equal to a pro-rated annual target bonus, 18 months of the employer portion of the premium costs for COBRA coverage, full vesting of his outstanding time-based equity awards and vesting of his outstanding performance-based equity awards to the extent the applicable performance conditions are achieved within 12 months of termination. Each employment agreement also provides that in the event that either Mr. Gerber’s or Mr. Greiner’s employment is terminated by the Company due to his disability, he will be entitled to an amount equal to one half of his annual base salary and annual target bonus generally payable over six months following his termination, full vesting of his outstanding time-based equity awards and vesting of his outstanding performance-based equity awards to the extent the applicable performance conditions are achieved within 12 months of termination. If either Mr. Gerber or Mr. Greiner dies, his estate will be entitled to full vesting of his outstanding time-based equity awards and vesting of his outstanding performance-based awards to the extent the applicable performance conditions are achieved within 12 months of his death.

For purposes of Mr. Greiner’s and Mr. Gerber’s employment agreements, “Cause” generally means his conviction of or plea of guilty or no-contest to a felony that is reasonably likely to adversely and significantly affect our business, his willful and repeated failure or refusal to perform reasonably assigned duties which is materially harmful to the business, willful misconduct which is materially harmful to the business, or a material breach of the employment agreement or fiduciary duty, which is likely to adversely and significantly affect the business. For purposes of the employment agreement, “Good Reason” generally means, without his written consent, a reduction in his base salary or target annual bonus, a material diminution of his duties, responsibilities, powers or authorities, the requirement that his principal office location is moved more than 50 miles from the then office location, a material breach by us of the employment agreement or any other written agreement between us and a failure of a successor to assume the employment agreement in the event we incur a change in control.

PSUs

Under the terms of the PSU agreements, the NEOs’ PSUs would be eligible to vest in connection with certain qualifying terminations of employment or a change in control as follows:

Death or Disability. Upon termination due death or by the Company due to disability, any earned but unvested PSUs will accelerate and vest on the date of such termination.

Termination without Cause or Resignation for Good Reason. In the event a named executive officer’s employment is terminated by the Company without cause or by the named executive officer for good reason, subject to executing a release of claims, (i) any earned but unvested PSUs will accelerate and vest on the date of such termination and (ii) unearned PSUs will remain outstanding and eligible to vest based on performance for the performance quarter in which the date of termination occurs.

Change in Control. In the event of a change in control, and subject to the executive’s continued service through the date of such change in control, (i) any earned but unvested PSUs will vest on the date of such change in control and (ii) any unearned PSUs will vest on the date of such change in control based on the target number of PSUs that would have been earned based on performance, provided that, for such purpose, the 20 day volume-weighted average closing price will be deemed to equal the price or implied price per share of Class A Stock in such change in control.

Estimated Potential Payments

The following table summarizes the payments that would be made to our NEOs upon the occurrence of certain qualifying terminations of employment or a change in control, in any case, occurring on December 31, 2024. Amounts shown do not include (i) accrued but unpaid base salary through the date of termination or (ii) other benefits earned or accrued by the NEO during his employment that are available to all salaried employees, such as accrued vacation.

Name	Benefit	Termination Without Cause or Resignation for Good Reason (no Change in Control) ($) (1)	Termination due to Disability ($)	Death ($)	Change in Control (no Termination) ($)	Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control ($)
David Steinberg (2)	Cash	$2,250,000	$2,250,000	$750,000	$0	$3,750,000
	Equity Acceleration (3)	$228,669,757	$228,669,757	$228,669,757	$228,669,757	$228,669,757
	Continued Healthcare	$38,147	$38,147	$0	$0	$57,221
	Total	$230,957,904	$230,957,904	$229,419,757	$228,669,757	$232,476,978
Christopher Greiner	Cash	$1,500,000	$1,000,000	$500,000	$0	$2,000,000
	Equity Acceleration (3)	$54,724,860	$54,724,860	$54,724,860	$54,724,860	$54,724,860
	Continued Healthcare	$275	$275	$0	$0	$412
	Total	$56,225,135	$55,725,135	$55,224,860	$54,724,860	$56,725,272
Steven Gerber	Cash	$1,750,000	$1,175,000	$600,000	$0	$2,325,000
	Equity Acceleration (3)	$67,664,582	$67,664,582	$67,664,582	$67,664,582	$67,664,582
	Continued Healthcare	$38,147	$38,147	$0	$0	$57,221
	Total	$69,452,729	$68,877,729	$68,264,582	$67,664,582	$70,046,803

____________________

(1) Includes pro-rated bonus amounts for fiscal 2024 based on full target bonus amounts.

(2) In the event Mr. Steinberg is terminated for cause and agrees to extend his non-solicitation agreement until the fifth anniversary of the date of our IPO, the equity awards granted to him prior to our IPO will continue to vest during such extended non-solicitation period.

(3) With respect to restricted shares and earned but unvested PSUs, the value of equity acceleration was calculated by multiplying the number of accelerated shares by $17.99, the closing price of our Class A Stock on the last trading day of fiscal 2024.

2024 Director Compensation

The following table sets forth the compensation earned by our non-employee directors for their service on our Board during 2024.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Jené Elzie	100,000	150,000	—	250,000
Imran Khan	53,571	150,000	114,660 (2)	318,231
Robert Niehaus	100,000	150,000	—	250,000
William Royan	100,000	150,000	—	250,000
William A. Landman	100,000	150,000	—	250,000
John Sculley	100,000	150,000	13,850	263,850
Jeanine Silberblatt	100,000	150,000	—	250,000

____________________

(1) Amounts reflect the annual cash retainer earned under our director compensation program for service on our Board during 2024. For Mr. Landman and Mr. Sculley, these directors each elected to receive their quarterly payment of their annual cash retainer in the form of restricted shares of our Class A Stock, which vests as to 25% of the award one year from the grant date and as to the remaining 75% in four equal quarterly installments beginning on the first anniversary of the grant date. Accordingly, these directors were each granted the following restricted shares of our Class A Stock in lieu of $25,000 of cash fees for service during the applicable quarter of 2024: 2,312 restricted shares on April 1, 2024 for service during the first quarter of 2024; 1,416 restricted shares on July 1, 2024 for service during the second quarter of 2024; 838 restricted shares on October 1, 2024 for service during the third quarter of 2024; and 1,389 restricted shares on January 1, 2025 service for the fourth quarter of 2024.

(2) Amounts reflect the full grant-date fair value of restricted stock awards granted during 2024 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all restricted stock awards made to our directors in Note 13 to the consolidated financial statements included in our 2024 Annual Report on Form 10-K.

(3) Amount shown for Mr. Khan represents 13,000 restricted stock awards granted on January 1, 2024 for his service on our advisory board prior to his election to the Board as a director. Amount shown for Mr. Sculley represents the value of a watch provided to Mr. Sculley in recognition of his service on the Board.

The table below shows the aggregate number of unvested stock awards held as of December 31, 2024 by each non-employee director. Certain outstanding awards have been transferred by the director to trusts or other entities. None of our non-employee directors hold any option awards.

Name	Unvested Restricted Shares Outstanding at 2024 Fiscal Year End
Jené Elzie	17,023
Imran Khan	10,612
Robert Niehaus	66,846
William Royan	17,023
William A. Landman	189,292
John Sculley	202,060
Jeanine Silberblatt	17,023

Director Compensation Program

We maintain a compensation program for our non-employee directors under which each non-employee director is eligible for (i) an annual equity award of $150,000 in shares of restricted stock on July 1 of each year, subject to the director’s continued service as a director through such date; and (ii) an annual cash retainer of $100,000, payable in arrears in four equal quarterly installments, prorated for the portion of each calendar quarter actually served as a non-employee director. The restricted shares granted under the director compensation program vest as to 25% of the shares on the first anniversary of the date of grant and as to 25% of the shares on each October 1, January 1 and

April 1 thereafter, subject to continued service as a non-employee director through each such vesting date and accelerated vesting upon a change in control.

Under our director compensation program, each non-employee director may elect to receive restricted shares of our Class A Stock in lieu of the director’s quarterly cash retainer for Board service. The restricted shares granted in lieu of the cash retainer vest as to 25% of the award one year from the grant date and as to the remaining 75% in four equal quarterly installments beginning on the first anniversary of the grant date. The number of shares payable at the end of each quarter is determined by dividing the cash amount of the retainer by the closing price of our Class A Stock on the final trading day of such quarter. Cash is paid in lieu of any fractional shares.

* * * * *

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our Chief Executive Officer’s annual total compensation to the annual total compensation of our other employees.

The annual total compensation for 2024 for our Chief Executive Officer was $26,156,274, as reported in the Summary Compensation Table. The annual total compensation for 2024 for our median employee, identified as discussed below, was $92,177, calculated in accordance with the rules applicable to the Summary Compensation Table. Based on this information, for 2024, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our other employees was approximately 284 to 1.

Methodology, Assumptions and Estimates Used in Determining our Pay Ratio Disclosure

We chose December 31, 2024 as the date for establishing the employee population used in identifying the median employee and used calendar year 2024 as the measurement period. We identified the median employee using the consistently applied compensation measure of (i) annual total base compensation and target bonus as of December 31, 2024 plus (ii) taxable income recognized in connection with equity vesting in the year ended December 31, 2024; for each employee employed as of December 31, 2024 (other than our Chief Executive Officer). We annualized the compensation measure for permanent employees who joined in 2024. We captured all full-time and part-time employees, consisting of 2,089 individuals, excluding non-U.S. employees based in Poland, Czechia and Brazil who, in the aggregate, accounted for less than 5% of our total employees.

The annual total compensation of the median employee and the annual total compensation of the CEO were calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported above should not be used as a basis for comparison between companies by other companies. In addition, we expect the Company’s annually reported pay ratio may vary significantly year over year, given the size of the Company and the potential variability in Company employee compensation.

* * * * *

Compensation Risk Assessment

We have assessed our compensation programs for all employees and concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. Management has evaluated our executive and employee compensation and benefits programs to determine if these programs’ provisions and operations create undesired or unintentional risk of a material nature. The risk assessment process includes a review of program policies and practices; analysis to identify risks and risk controls related to our compensation programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, the effectiveness of our risk controls and the impacts of our compensation programs and their risks to our strategy. Although we periodically review all compensation programs, we focus on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout. In relation to this, we believe that our incentive compensation arrangements provide incentives that do not encourage risk taking beyond our ability to effectively identify and manage significant risks and are compatible with effective internal controls and our risk management practices.

The Compensation Committee monitors our compensation programs on an annual basis and expects to make modifications as necessary to address any changes in our business or risk profile.

Pay Versus Performance

The following table shows the total compensation for our NEOs for the past three fiscal years as set forth in the Summary Compensation Table, the “compensation actually paid” to our CEO, and on an average basis, our other NEOs (in each case, as determined under SEC rules), our TSR, our peer group TSR consisting of the Nasdaq Computer Index, our net income / (loss), and our Company-Selected Measure, Adjusted EBITDA.

					Value of Initial Fixed $100
					Investment Based On:
			Average	Average		Peer	Net	Adjusted
Fiscal	SCT	CAP	SCT	CAP		Group	Income / (Loss)	EBITDA[5]
Year	for CEO	to CEO	for Other NEOs	to Other NEOs	TSR	TSR	($ in 000s)	($ in 000s)
(a)	(b)[1]	(c)[2]	(d)[3]	(e)[2]	(f)[4]	(g)[4]	(h)	(i)[6]
2024	$26,156,274	$227,215,248	$11,697,213	$68,187,154	$202.36	$179.51	($69,771)	$193,022
2023	$18,868,639	$32,576,149	$8,019,657	$11,369,482	$99.21	$131.64	($187,481)	$129,393
2022	$20,727,503	$7,337,947	$9,317,813	$5,706,542	$91.90	$79.08	($279,239)	$92,180
2021	$216,454,457	$191,673,896	$30,229,669	$32,002,898	$94.71	$123.13	($249,563)	$63,255

____________________

1 The dollar amounts reported in column (b) are the amounts of total compensation reported for our CEO, Mr. Steinberg, for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to the fiscal year 2024 Summary Compensation Table in this proxy statement and the Summary Compensation Tables in our fiscal year 2021, 2022 and 2023 proxy statements.

2 The dollar amounts reported in columns (c) and (e) represent the amount of “compensation actually paid” (otherwise known as CAP), reconciled in the table below, as determined in accordance with SEC rules. “Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. We do not have a defined benefit plan, so no adjustment for pension benefits is included. Fair values set forth in the table are computed in accordance with ASC 718 as of the end of the respective fiscal year, other than fair values of the awards that vest in the covered year, which are valued as of the applicable vesting date. No adjustment is made for dividends because the amount associated with such dividends, if any were paid, are reflected in the fair value of the award for the covered fiscal year. The reconciliation from the Summary Compensation Table to CAP is summarized in the table below.

Fiscal Year	Executives (CEO & NEO Average)	SCT	Grant Date Value of New Awards	Year End Value of New Awards	Change in Value of Prior Awards	Change in Value of Vested Awards Granted in Prior Fiscal Years	Fair Value of Vested Awards Granted and Vested in Current Fiscal Year	Fair Value at Start of Fiscal Year of Awards That Failed to Meet Vesting Conditions	Value of Dividends Paid on Equity Awards not reflected in Fair Value	Total Equity CAP	CAP
		(a)	(b)	(i)	(ii)	(iii)	(iv)	(v)	(vi)	(c)=(i)+(ii)+(iii)+(iv)+(v)+(vi)	(d) =(a)-(b)+(c)
2024	CEO	$26,156,274	$23,960,846	$45,985,539	$95,264,895	$83,769,386	$0	$0	$0	$225,019,820	$227,215,248
	Other NEOs	$11,697,213	$10,274,538	$19,718,832	$22,161,184	$24,884,463	$0	$0	$0	$66,764,479	$68,187,154

____________________

(a)The dollar amounts reported in the Summary Compensation Table for 2024.

(b)The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for 2024.

(c)The recalculated value of equity awards for 2024.

(d)“Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules.

3 The dollar amounts reported in column (d) are the average amounts of total compensation reported for the other Named Executive Officers for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to the Summary Compensation Table in this proxy statement. For each of 2021, 2022, 2023 and 2024, the other NEOs were: Christopher Greiner and Steven Gerber.

4 TSR is determined based on the value of an initial fixed investment of $100. Per SEC rules, 2021 TSR was calculated using $8.89, the closing price of our stock on the date of our initial public offering, June 10, 2021. The TSR peer group consists of the Nasdaq Computer Index, which is used for our Stock Performance presentation set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

5 Adjusted EBITDA is a non-GAAP financial measure. See Appendix A for a reconciliation of Adjusted EBITDA to Net Loss and for a discussion of management’s use of non-GAAP measures.

6 We determined Adjusted EBITDA to be the most important financial performance measure used to link Company performance to the CAP to our CEO and Other NEOs in 2024, consistent with the targets used for our incentive programs. See “Compensation Discussion and Analysis” for additional information.

Relationship Between “Compensation Actually Paid” and Performance Measures

The charts below show, for the past four years, the relationship of the Company’s TSR relative to the Company’s TSR peer group as well as the relationship between the CEO and Other NEOs’ “compensation actually paid” and (i) the Company’s TSR; (ii) the Company’s net income / (loss); and (iii) the Company-Selected Measure, Adjusted EBITDA.

2024 Performance Measures

The Compensation Committee uses a mix of performance measures to align executive pay with Company performance. As required by SEC rules, the performance measures identified as the most important for NEOs’ 2024 compensation decisions are listed in the table to the right, each of which is described in more detail in the CD&A.

Most Important Performance Measures
Adjusted EBITDA[1]
Revenue
Stock Price

____________________

1 Adjusted EBITDA is a non-GAAP financial measure. See Appendix A for a reconciliation of Adjusted EBITDA to Net Loss and for a discussion of management’s use of non-GAAP measures.

Equity Compensation Plan Information

As of December 31, 2024, the following securities were authorized for issuance under our equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants, and Rights (1)	Number of Securities Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders (2)	22,200,504	(3)	$9.56	8,786,055	(4)
Equity compensation plans not approved by security holders	—		—	—

_____________________

(1) The weighted average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding restricted stock units (“RSUs”), which have no exercise price.

(2) Consists of the Zeta Global Holdings Corp. 2008 Stock Option/Stock Issuance Plan, the Zeta Global Holdings Corp. 2021 Incentive Award Plan (the “2021 Plan”) and the Zeta Global Holdings Corp. 2021 Employee Stock Purchase Plan (the “ESPP”).

(3) Includes shares subject to outstanding awards granted, of which 3,821,261 shares are subject to outstanding options and 18,379,243 shares are subject to outstanding RSUs (including 12,620,823 performance stock units that were earned above target and unvested as of December 31, 2024). There were also 4,234,545 unearned performance stock units that may be issued at maximum achievement levels.

(4) The number of shares authorized under our 2021 Plan will increase on the first day of each calendar year ending on and including January 1, 2031, equal to the lesser of (A) 5% of the shares of Class A Stock and Class B Stock outstanding as of the last day of the immediately preceding fiscal year and (B) such lesser number of shares as determined by our Board. The number of shares authorized under our ESPP will increase on the first day of each calendar year ending on and including January 1, 2031, equal to the lesser of (A) 1% of the shares of Class A Stock and Class B Stock outstanding as of the last day of the immediately preceding fiscal year and (B) such lesser number of shares as determined by our Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following sets forth the beneficial ownership of Zeta’s Class A Stock and Class B Stock as of April 17, 2025 by:

•
each person who is known to be the beneficial owner of more than 5% of the outstanding shares of Class A Stock or Class B Stock;
•
each of Zeta’s current named executive officers and directors and director nominees; and
•
all current executive officers and directors and director nominees of Zeta as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 212,187,970 shares of Class A Stock and 24,095,071 shares of Class B Stock outstanding as of April 17, 2025. “Percentage of Total Voting Power” represents voting power with respect to all outstanding shares of our Class A Stock and Class B Stock, as a single class, as of April 17, 2025. The holders of our Class B Stock are entitled to 10 votes per share, and holders of our Class A Stock are entitled to one vote per share. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our Common Stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 17, 2025 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, Zeta believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Beneficial Owner(1)	Class A Common Stock		Class B Common Stock		% of Total Voting Power†
	Number of Shares	%	Number of Shares	%
5% or Greater Stockholders:
ACI Investment Partners, LLC(2)	2,071,248	1.0%	18,722,582	77.7%	41.8%
BlackRock, Inc. (3)	14,826,867	7.0%	—	—	3.3%
The Vanguard Group (4)	19,026,753	9.0%	—	—	4.2%
Jeffrey L. Feinberg (5)	10,919,186	5.1%	—	—	2.4%

Executive Officers and Directors:
David A. Steinberg(2)(6)	2,420,135	1.1%	24,095,071	100.0%	53.7%
Steven Gerber(7)	941,268	*	—	—	*
Christopher Greiner(8)	710,642	*	—	—	*
Jené Elzie(9)	56,616	*	—	—	*
Imran Khan(10)	76,241	*	—	—	*
William Landman(11)	867,337	*	—	—	*
Robert Niehaus(12)	308,558	*	—	—	*
William Royan(13)	60,933	*	—	—	*
John Sculley(14)	1,166,964	*	—	—	*
Jeanine Silberblatt(15)	60,933	*	—	—	*
All directors and executive officers as a group (10 individuals)	6,669,627	3.1%	24,095,071	100.0%	54.7%

____________________

* Less than one percent.

† Percentage of total voting power represents voting power with respect to all shares of our Class A Stock and Class B Stock, as a single class. The holders of our Class B Stock are entitled to ten votes per share, and holders of our Class A Stock are entitled to one vote per share.

(1) Unless otherwise noted, the business address of each of those listed in the table is 3 Park Avenue, 33rd Floor, New York, NY 10016.

(2) Consists of (i) 279,873 shares of Class A Stock, 726,901 shares of restricted Class A Stock, and 1,064,474 shares of earned performance-based Class A restricted stock units expected to be delivered within 60 days of April 17, 2025 and (ii) 13,266,253 shares of Class B Stock and 5,456,329 shares of restricted Class B Stock, held by ACI Investment Partners, LLC, of which Mr. Steinberg, our Co-Founder and Chief Executive Officer is the managing member.

(3) Based solely on information contained in a Schedule 13G/A filed with the SEC on April 17, 2025. According to the 13G/A, BlackRock, Inc. beneficially owns 14,826,867 shares of Class A Stock, with sole power to vote 14,599,872 of such shares and sole power to dispose of 14,826,867 of such shares. The principal business address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(4) Based solely on information contained in a Schedule 13G/A filed with the SEC on July 10, 2024. According to the 13G/A, The Vanguard Group beneficially owns 19,026,753 shares of Class A Stock, with shared power to vote 301,347 of such shares, sole power to dispose of 18,581,381 of such shares and shared power to dispose of 445,372 of such shares. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(5) Based solely on information contained in a Schedule 13G/A filed with the SEC on February 27, 2025. According to the 13G/A, Jeffrey L. Feinberg beneficially owns 10,919,186 shares of Class A Stock, with shared power to vote 10,919,186 of such shares, sole power to dispose of 0 of such shares and shared power to dispose of 10,919,186 of such shares. The principal business address of Jeffrey L. Feinberg is c/o Seward & Kissel LLP, One Battery Park Plaza, New York, NY 10004.

(6) Consists of (i) 97,438 shares of Class B Stock held by CAIVIS Acquisition Corp. II, which is a wholly owned subsidiary of CAIVIS Investment Company V, LLC, of which Mr. Steinberg is the majority shareholder; (ii) 4,517,453 shares of Class B Stock and 29,713 shares of restricted Class B Stock held by IAC Investment Company IX, LLC, of which Mr. Steinberg is managing member; (iii) 52,812 shares of restricted Class A Stock and 47,676 shares of Class B Stock held by Kristen Steinberg, Mr. Steinberg’s spouse; (iv) 230,000 shares of Class A Stock held by Kristin Kuehl, with whom Mr. Steinberg is party to a voting agreement; (v) 66,075 shares of Class A Stock held directly by Mr. Steinberg; (vi) 231,375 shares of Class B Stock held by the David A. Steinberg 2024 Charitable Lead Annuity Trust; and (vii) the shares described in footnote (2) above. Additionally, Mr. Steinberg is co-trustee of five irrevocable family trusts (together the “Steinberg Family Trusts”), which collectively hold 433,388 shares of Class B Stock and 15,446 shares of restricted Class B Stock. Mr. Steinberg may be deemed to share beneficial ownership of the shares held of record by the Steinberg Family Trusts.

(7) Consists of 824,839 shares of restricted Class A Stock and 116,429 shares of earned performance-based Class A restricted stock units expected to be delivered within 60 days of April 17, 2025, all held by the Evergreen Revocable Trust, for which Mr. Gerber serves as trustee and beneficiary.

(8) Consists of 12,399 shares of Class A Stock, 594,092 shares of restricted Class A Stock, and 104,151 shares of earned performance-based Class A restricted stock units expected to be delivered within 60 days of April 17, 2025, all held directly by Mr. Greiner.

(9) Consists of 48,375 shares of Class A Stock and 8,241 shares of restricted Class A Stock held directly by Ms. Elzie.

(10) Consists of 13,000 shares of Class A Stock and 8,241 shares of restricted Class A Stock held directly by Mr. Khan and 55,000 shares of Class A Stock held directly by Proem Investments Master Fund LP. Mr. Khan is the managing member of the investment manager of Proem Investments Master Fund LP.

(11) Consists of (i) 607,165 shares of Class A Stock held by Beth Landman, Mr. Landman’s spouse, and (ii) 241,445 shares of Class A Stock and 18,727 shares of restricted Class A Stock held directly by Mr. Landman.

(12) Consists of 300,317 shares of Class A Stock and 8,241 shares of restricted Class A Stock held directly by Mr. Niehaus.

(13) Consists of 52,692 shares of Class A Stock and 8,241 shares of restricted Class A Stock held directly by Mr. Royan.

(14) Consists of (i) 540,164 shares of Class A Stock held directly by The Bluedge Revocable Trust, for which Mr. Sculley serves as trustee and beneficiary and (ii) 608,622 shares of Class A Stock and 18,178 shares of restricted Class A Stock held directly by The Denim Revocable Trust, for which Mr. Sculley serves as co-trustee and may be deemed to share voting and investment power over such shares.

(15) Consists of 52,692 shares of Class A Stock and 8,241 shares of restricted Class A Stock held directly by Ms. Silberblatt.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act and the rules of the SEC require our directors, executive officers and persons who own more than 10% of our Common Stock to file reports of their ownership and changes in ownership of our Common Stock with the SEC. As a practical matter, we assist our directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based solely on our review of the reports filed during 2024 and related written representations, we determined that no director, executive officer, or beneficial owner of more than 10% of our Common Stock failed to file a report on a timely basis during 2024, except for one Form 4 that was filed late by Mr. Niehaus on November 19, 2024 to report one transaction dated August 8, 2024.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our Board has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. Under the policy, our legal team is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If our legal team determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our legal department is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. Our Audit Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Ethics and Conduct, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chairperson of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.

All transactions described below that were entered into following the closing of our IPO in 2021 were undertaken in compliance with our Related Person Transaction Policy described above, including review and approval by our Audit Committee.

Relationships and Transactions with Directors, Executive Officers and Significant Stockholders

Zeta’s Related Party Transactions

The following includes a summary of transactions since January 1, 2024 and any currently proposed transactions to which we were or are expected to be a participant in which (1) the amount involved exceeded or will exceed $120,000, and (2) any of our directors, executive officers or holders of more than 5% of our capital stock, or any affiliate or member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described under the section titled “Compensation Discussion and Analysis.”

Related Party Transactions

Director Repurchases

On March 7, 2024, May 16, 2024, December 12, 2024 and March 13, 2025, the Company entered into stock repurchase agreements with William Landman and certain of his affiliates pursuant to which the Company repurchased an aggregate of 361,934 shares of our Class A Stock at the respective closing price on the date of each repurchase agreement, for an aggregate purchase price of approximately $5.3 million.

On March 7, 2024, July 1, 2024, and April 9, 2025 the Company entered into stock repurchase agreements with Jené Elzie pursuant to which the Company repurchased an aggregate of 24,351 shares of our Class A Stock at the closing price on the date of such repurchase agreement, for an aggregate purchase price of approximately $0.3 million.

On March 25, 2024, the Company entered into stock repurchase agreements with certain affiliates of John Sculley pursuant to which the Company repurchased an aggregate of 181,488 shares of our Class A Stock at the closing price on the date of such repurchase agreements, for an aggregate purchase price of approximately $2.0 million.

Executive Officer and Director Compensation

Please see “Compensation Discussion and Analysis” for information regarding the compensation of our directors and executive officers.

Employment Agreements

We have entered into offer letter agreements with our executive officers that, among other things, provide for certain compensatory and change in control benefits, as well as severance benefits. For a description of these agreements with our named executive officers, see the section titled “Compensation Discussion and Analysis—Executive Compensation Arrangements.”

Indemnification Agreements

Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by applicable law. We have entered into indemnification agreements with our current directors and certain of our executive officers. These indemnification agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as a director or officer, or any other company or enterprise to which the person provides services at our request.

Policies and Procedures for Transactions with Related Persons

We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of our audit committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our Common Stock or any member of the immediate family of any of the foregoing persons, in which such person would have a direct or indirect material interest, must be presented to our Board or our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts of the transaction, including whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, and shall also take into account the conflicts of interest and corporate opportunity provisions of our Code of Ethics and Conduct.

STOCKHOLDERS’ PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2026 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 3 Park Ave, 33rd Floor, New York, NY 10016 in writing not later than December 31, 2025.

Stockholders intending to present a proposal at the 2026 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2026 Annual Meeting of Stockholders no earlier than February 9, 2026 and no later than March 11, 2026. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2026 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 9, 2026, then our Secretary must receive such written notice not earlier than the 120th day prior to the 2026 Annual Meeting and not later than the later of the 90th day prior to the 2026 Annual Meeting or the 10th day following the day on which public disclosure of the date of such meeting is first made by us.

In addition to satisfying the foregoing requirements under the Company’s Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act no later than April 10, 2026.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS

Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their best judgment.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, banks, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, banks, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2026 annual meeting of stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.

ZETA’S ANNUAL REPORT ON FORM 10-K

A copy of Zeta’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 17, 2025 without charge upon written request addressed to:

Zeta Global Holdings Corp.

Attention: Secretary

3 Park Ave, 33rd Floor

New York, NY 10016

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.edocumentview.com/ZETA. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 at www.investors.zetaglobal.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors,

/s/ Steven Vine

Steven Vine
General Counsel and Secretary

New York, NY
April 30, 2025

Appendix A – Non-GAAP Financial Information

We use the following financial information that is not in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) to evaluate our ongoing operations and for internal planning and forecasting purposes. Non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. Whenever we use a non-GAAP financial measure, a reconciliation is provided to the most closely applicable financial measure stated in accordance with GAAP. We believe that these non-GAAP financial measures may be useful to investors in analyzing our financial and operational performance.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA is a non-GAAP financial measure defined as net income / (loss) adjusted for interest expense, net, depreciation and amortization, stock-based compensation, income tax (benefit) / provision, acquisition-related expenses, restructuring expenses, change in fair value of warrants and derivative liabilities, certain dispute settlement expenses, gain on extinguishment of debt, certain non-recurring capital raise related (including IPO) expenses, including the payroll taxes related to vesting of restricted stock and restricted stock units upon the completion of the IPO, and other expenses. Acquisition-related expenses and restructuring expenses primarily consist of professional services fees, severance and other employee-related costs, which may vary from period to period depending on the timing of our acquisitions and restructuring activities and may distort the comparability of the results of operations. Change in fair value of warrants and derivative liabilities is a non-cash expense related to periodically recording “mark-to-market” changes in the valuation of derivatives and warrants. Other expenses consist of non-cash expenses such as changes in fair value of acquisition-related liabilities, gains and losses on extinguishment of acquisition-related liabilities, gains and losses on sales of assets and foreign exchange gains and losses. In particular, we believe that the exclusion of stock-based compensation, certain dispute settlement expenses and non-recurring capital raise related (including IPO) expenses that are not related to our core operations provides measures for period-to-period comparisons of our business and provides additional insight into our core controllable costs. We exclude these charges because these expenses are not reflective of ongoing business and operating results. Adjusted EBITDA margin is a non-GAAP metric defined as adjusted EBITDA divided by the total revenues for the same period.

Adjusted EBITDA and adjusted EBITDA margin provide us with a useful measure for period-to-period comparisons of our business as well as comparison to our peers. Our use of adjusted EBITDA and adjusted EBITDA margin has limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analysis of our financial results as reported under GAAP. Because of these and other limitations, you should consider our non-GAAP measures only as supplemental to other GAAP-based financial performance measures, including revenues and net income / (loss).

The following table reconciles adjusted EBITDA and adjusted EBITDA margin to net loss and net loss margin, the most directly comparable financial measure calculated and presented in accordance with GAAP.

A-1

	Year ended December 31,
	2024	2023
Net loss	$(69,771)	$(187,481)
Net loss margin	(6.9)%	(25.7)%
Add back:
Depreciation and amortization	56,100	51,149
Restructuring expenses	—	2,845
Acquisition-related expenses	8,229	203
Capital raise related expenses	1,624	—
Stock-based compensation	194,984	242,881
Other (income) / expenses	(115)	7,820
Interest expense, net	7,147	10,939
Income tax (benefit) / provision	(5,176)	1,037
Adjusted EBITDA	$193,022	$129,393
Adjusted EBITDA margin	19.2%	17.8%

A-2

ZETA VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted online or by phone must be received by 11:59pm, ET, on June 8, 2025

Online
Go to **www.investorvote.com/ZETA** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/ZETA

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2025 Annual Meeting Proxy Card

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors unanimously recommends a vote FOR all director nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

	For	Withhold		For	Withhold
01 - Jené Elzie	☐	☐	02 - William Royan	☐	☐

Note: By execution of this Proxy Card, the undersigned hereby authorizes the proxies to vote, in their discretion, on any business that may properly be brought before the Annual Meeting or any continuation, postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" EACH DIRECTOR NOMINEE IN PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

2025 Annual Meeting Admission Ticket

2025 Annual Meeting of Zeta Global Holdings Corp. Stockholders
June 9, 2025, 2:00pm ET
Offices of Latham & Watkins LLP
1271 Avenue of the Americas, New York, NY 10020

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.
The material is available at: www.investorvote.com/ZETA

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/ZETA

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Zeta Global Holdings Corp.

Notice of 2025 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — June 9, 2025

By signing this proxy, the undersigned revokes all prior proxies and appoints David Steinberg and Steven Vine, or any of them, each with full power of substitution, as proxies, and hereby authorizes them to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Zeta Global Holdings Corp. to be held on June 9, 2025 or at any continuation, postponement or adjournment thereof.

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation, or postponement thereof.

Shares represented by this proxy will be voted as directed by the undersigned. If no such directions are indicated, the Proxies will have authority to vote FOR each director nominee in Proposal 1, and FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.